SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14C of the Securities Exchange Act of 1934

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☒ Definitive Information Statement

MEDIAMAX TECHNOLOGY CORPORATION
(Name of Registrant as Specified in Its Charter)

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WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

MEDIAMAX TECHNOLOGY CORPORATION
668 North 44th Street, Suite 233
Phoenix, Arizona 85008

Notice of Stockholder Action by Written Consent

To Stockholders of MediaMax Technology Corporation:

MediaMax Technology Corporation ("MediaMax" or the “Company”) hereby gives notice to its stockholders as follows

On May 10-11, 2006 the holders of a majority of the outstanding shares of common stock of MediaMax have taken action by written consent in accordance with the provisions of N.R.S. 78.320.2 and Article II, Section 15 of the Company’s Bylaws, and in lieu of a meeting of shareholders, to approve the following resolutions, effective 20 days after the filing with the United States Securities and Exchange Commission, and the mailing thereof to all of the shareholders of record as of the 10th day of May, 2006, of this definitive shareholder information statement on Schedule 14C in accordance with Regulation 14C of the Securities and Exchange Act of 1934.

A copy of the Written Consent Resolution by Shareholders is attached hereto as Exhibit A. That Written Consent provides:

“WHEREAS Article III, Section 2 of the Company’s Bylaws requires that the Company have a minimum of three (3) directors and a maximum of nine (9) directors, and currently the Company has only two (2) directors, it is therefore:

RESOLVED that the number of members of the Company’s Board of Directors is hereby increased to four (4);

IT IS FURTHER RESOLVED that the following two (2) persons are hereby added to the Company’s Board of Directors:

Scott Stoegbauer

William H. Whitmore, Jr.

IT IS FURTHER RESOLVED, that 20 days after the filing with the United States Securities and Exchange Commission, and the mailing thereof to all shareholders of record as of the 10th day of May, 2006, of a definitive shareholder information statement covering the foregoing resolutions on Schedule 14C in accordance with Regulation 14C of the Securities and Exchange Act of 1934, the foregoing resolutions will become effective.

IT IS FURTHER RESOLVED, that any director, officer, and/or shareholder of the Company is herby authorized to file with the United States Securities and Exchange Commission the Company’s preliminary and definitive shareholder information statements covering the foregoing resolutions on Schedule 14C in accordance with Regulation 14C of the Securities and Exchange Act of 1934, and to mail a copy of the definitive shareholder information statement to all shareholders of record as of the 10th day of May, 2006.”

You have the right to receive this notice if you were a stockholder of record of common stock of MediaMax at the close of business on May 10, 2006 (the "Record Date"). There were no issued and outstanding preferred shares as of the Record Date. Since the actions will have been approved by the holders of the required majority of the outstanding common shares of voting stock of MediaMax, no proxies were or are being solicited.

The addition of two (2) persons to the Company’s Board of Directors will take place as soon as possible, but no earlier than twenty (20) days after the filing with the United States Securities and Exchange Commission, and the mailing thereof to all shareholders of record as of the 10th day of May, 2006, of this definitive shareholder information statement covering the foregoing resolutions on Schedule 14C in accordance with Regulation 14C of the Securities and Exchange Act of 1934.

Phoenix, Arizona
May 22, 2006

By:  /s/ Wade P. Carrigan
Wade P. Carrigan
Director

To our Stockholders:

Why have I received these materials?

MediaMax is required to deliver this information statement to everybody who owns common stock of MediaMax on the Record Date to inform them that on May 10-11, 2006 the holders of a majority of the disinterested voting stock have taken certain actions by written consent without a meeting that would normally require a stockholders meeting.

This information statement is being sent to you because you are a holder of common shares of MediaMax.

What action did the holders of a majority of the voting stock take?

A group of stockholders holding a total of 51.71% of the total voting common stock outstanding in MediaMax on the Record Date took action by written consent to resolve that the number of members of the Company’s Board of Directors should be increased to four and that the following two (2) persons are to be added to the Board of Directors: William H. Whitmore, Jr. and Scott S. Stoegbauer.

Why did the stockholders take this action?

The stockholders believe that the addition of these directors will benefit the Company by (1) ensuring that management remains focused on the completion of the pending merger with SunnComm International, which should greatly minimize, if not eliminate, the risk of a lawsuit against the Company for failing to complete such merger, and (2) maximizing the Company’s profit potential, including, but not limited to, leveraging the newest SunnComm products (which would be available to MediaMax only if the merger is completed) in a way which would be beneficial to MediaMax.

Why is it that the holders of a majority of the voting stock can do these things without having to hold a meeting or having to send out proxies to all stockholders?

The Bylaws of MediaMax and Nevada law provide that any corporate action upon which a vote of stockholders is required or permitted may be taken without a meeting, providing the written consent of the stockholders having at least a majority of all the stock entitled to vote upon the action if a meeting were held.

Is it necessary for me to do anything?

No. No other votes are necessary or required. MediaMax anticipates that the addition of the directors will be effective approximately twenty (20) days after the filing with the United States Securities and Exchange Commission, and the mailing thereof to all shareholders of record as of the 10th day of May, 2006, of a definitive shareholder information statement covering the foregoing resolutions on Schedule 14C in accordance with Regulation 14C of the Securities and Exchange Act of 1934.

Who is paying for the mailing of this information statement?

MediaMax will pay the costs of preparing and sending out this information statement. The definitive shareholder information statement will be sent to all common stockholders of record on May 10, 2006 by regular mail on or about twenty (20) days after its filing with the United States Securities and Exchange Commission. MediaMax may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of the outstanding common stock.

Can I object to the actions of these stockholders?

Nevada Revised Statutes 78.310 through 78.375 do not provide for dissenter's rights in connection with the majority stockholders consent.

Where can I get copies of this information statement or copies of MediaMax's annual report?

Our Annual Report on Form 10-KSB, for the year ended December 31, 2005, including audited financial statements as of that date, is available from us on request. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by the Company can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com.

You can read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. A copy of any public filing is also available, at no charge, from the Company.

Who are the officers and directors of MediaMax?

The following table sets forth certain information concerning the compensation paid by the Company for services rendered in all capacities to the Company for the three fiscal years ended December 31, 2003, 2004 and 2005 awarded, earned or paid to the chief executive officer at December 31, 2005 and all officers and directors, as a group.

Name/Position	Base Salary	Bonus	Other Annual Compensation	Long Term Compensation
Kevin M. Clement President, Director 2005	$ 24,038	$ 20,000	$ 53,400 (2)	None
Scott Stoegbauer Vice President 2004 2005	$ 73,846 $ 98,545	- 0 - - 0 -	$ 4,000 (3) $ - 0 -	None None
Wade P. Carrigan (1) Director 2003 2004 2005	- 0 - - 0 - - 0 -	- 0 - - 0 - - 0 -	$ 54,375 $ 60,000 $- 0 -	None None None

(1)
Includes 1,812,500 restricted shares issued at a deemed value of $54,375 for services rendered from April 9, 2003 to December 31, 2003. Compensation during 2004 consisted of 2,000,000 shares of restricted stock at a market value of $.03 per share.

(2)
Mr. Clement entered into an employment agreement with the Company effective November 21, 2005 in which he was entitled to received 4,450,000 restricted common shares. Mr. Clement received those shares on January 31, 2006 at a fair value of $53,400.

(3)	Includes 50,000 restricted shares issued at a deemed value at $.08 per share.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of a class of the Company's equity securities which are registered under the Exchange Act to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of such registered securities. Such executive officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on representations that no other reports were required, no person required to file such a report failed to file during fiscal 2005. Based on stockholder filings with the SEC, SunnComm is subject to Section 16(a) filing requirements.

Who are the principal stockholders of MediaMax?

At May 10, 2006 there were 192,340,992 issued and outstanding common shares and there were no preferred shares issued and outstanding.

The following chart sets forth the number of shares of our common stock beneficially owned by (i) each person who, as of May 10, 2006, was known by us to own beneficially more than five percent (5%) of our Common Stock, and (ii) our officers and directors and (iii) officers and directors as a group.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)	Percent of Class
SunnComm Technologies, Inc. 668 N. 44th Street, Suite 248 Phoenix, AZ. 85008	38,068,853	19.79
JTM Investments I, L.P. John T. Mills, General Partner 2213 Midvale Terrace Henderson, NV. 89074	10,195,476	5.30

OFFICERS AND DIRECTORS

Kevin M. Clement 13 Crosby Ct. Cortlandt Manor, NY 10567	4,450,000	2.31
Wade P. Carrigan P.O. Box 1908 Gilbert, AZ 85299	6,131,048	3.19
Scott S. Stoegbauer 2218 E. Anchor Gilbert, AZ 85234	68,667.04
Officers and Directors as a group	10,649,715	5.54

(1)
All ownership is beneficial and of record, unless indicated otherwise and includes shares issuable upon exercise of outstanding options, warrants or other common stock equivalents which are exercisable within 60 days. Beneficial owners listed above have sole voting and investment power with respect to the shares shown.

Biographies of current officers, directors and proposed directors

Current Director - Kevin M. Clement, President and C.E.O. of MediaMax Technology Corp., joined MediaMax from Sony BMG Music Entertainment where he held the position of Senior Director, New Technology. He joined BMG in 2000. In this position, Kevin helped pioneer BMG’s digital music distribution business, CD copy management initiatives and the strategy in the area of new formats. During 2003, Kevin led BMG's initial launch of copy managed CDs in the U.S. market using MediaMax products. Prior experience includes Director, Information Technology at Autonation, Inc., the automotive retail and e-commerce division for Republic Industries Group, and Group Manager at Pepsi-Cola International. Mr. Clement began his career as a CPA and Consultant at Deloitte & Touche.

Current Director - Wade P. Carrigan is currently a Director of MediaMax Technology Corp. and the Chief Financial Officer of Roberts Enterprises, Inc., a livestock brokerage and investment company, and has served as such since 1991. He was previously a commercial loan officer for Valley National Bank specializing in Agribusiness Finance. Currently he owns and operates Wade Co. Investments, a commodity investment company focused on feeder cattle, live cattle, oil and natural gas.

Proposed Director - Scott Stoegbauer, Vice President of MediaMax Technology Corp., was previously the Senior Vice President of Worldata, one of the largest information/media marketing organizations in the US. During his 13-year tenure, he developed, marketed and sold the earliest and most innovative Internet and eCommerce marketing systems available anywhere designed to capitalize on the tremendous reach of the Internet. Prior to that Mr. Stoegbauer was the Northeast District Sales Manager for Digital Communications Associates. There, he assisted Global 2000 corporations in integrating their thousands of PC’s with the back-room mainframe infrastructures. Scott began his career working with Tandy Corporation at the beginning of the PC Revolution, opening and managing its earliest retail Computer Centers. In 1982, after more than 7 years with Tandy, he founded Proto-Soft & PS Software, which developed and marketed software for small businesses. These programs were designed to operate on the earliest multi-user PCs.

Proposed Director - William H. Whitmore, Jr., was previously CEO and president of MediaMax Technology Corp. Prior to that, he was Executive Vice President of SunnComm International where he headed the sales and marketing efforts that led to the deployment of the first copy-protected CD in the United States in 2001. He also coordinated worldwide licensing agreements with BMG, Sonopress and Immediatek for SunnComm's copy management technology and was instrumental to the development of a technology partnership with Microsoft. Preceding SunnComm, he served as Executive Vice President for Ekid Network, Inc., a media content company for children. While in this position, Mr. Whitmore managed all aspects of administration, technical development and marketing for the company, which produced educational animated software that enabled children to use the Internet safely. Concurrently, he was the representative for the investment group that funded this project and numerous other business models. Mr. Whitmore managed an extensive portfolio that included restaurants, real estate and one-stop Internet ventures. Prior to joining Ekid Network, Mr. Whitmore was the Vice President of Operations for TCBG, a manufacturer and marketer of unique products for the children’s beverage market. In his role as Vice President of Operations, he worked closely with the production and marketing team managing all aspects of product development, purchasing and procurement, shipping and receiving, logistics, customer service and administration.

4

Who are the stockholders who voted to increase the number of members of the Company’s Board of Directors to four and that the following two (2) persons are to be added to the Board of Directors: William H. Whitmore, Jr. and Scott S. Stoegbauer?

The list of stockholders who consented to these actions on May 10-11, 2006 and the percentage of common stock ownership of each are set forth below:

Name or Entity & Address	Amount and Nature Of Beneficial Owner	Percent of Common Stock
SunnComm International, Inc., 668 N. 44th St., Ste. 248 Phoenix, AZ 85008	38,068,853	19.79
JTM Investments LLP 2213 Midvale Terrace Henderson, NV 89074	10,195,476	5.30
William H. Whitmore, Jr., 9098 E. Ludlow Dr. Scottsdale, AZ 85260	7,106,000	3.69
David L. Kahn 3150 W. Fir Ave. # 127 Fresno, CA 93711	5,177,646	2.69
William Grafham 7475 E. Gainey Ranch Rd. #21 Scottsdale, AZ 85258	5,500,000	2.86
AM Management Group, Inc., 25 Corn Flower Cot de Caza, CA92679	5,000,000	2.60
The Corporate Solutions 100 E. San Marcos Blvd. San Marcos, CA. 92069	5,000,000	2.60
PJKS Trust 8601 N. Starling Ln. Phoenix, AZ 85028	5,000,000	2.60
Wade P. Carrigan 6,131,048 P.O. Box 1908 Gilbert, AZ 85299	6,131,048	3.19

Alex Gassiot 3710 Clover Way Reno, NV 89509	3,166,855	1.65
Mills Living Trust 3085 Monroe St. Carlsbad, CA 92008	1,513,595.79
George H Fancher, Jr. 10801 Broadway, St. 720 Denver, CO 80202	1,067,320.55
Corey and Aileena McCabe 4826 Las Tunas Dr. Riverside, CA 92504	564,668.30
Peter Jacobs 8601 N. Starling Ln. Phoenix, AZ 85028	811,782.42
Evan Kretz PO Box 614 Nassau, NY 12123	700,000.36
Tradewinds Venture Capital Services PO Box 2027 Port Orchard, WA 98366	600,000.31
Project 1000, Inc., 668 N. 44th St. Ste. 248, Phoenix, AZ 85008	566,667.29
Michael Portantino 3453 Cromwell Pl. San Diego, CA 92116	500,000.26
Joan B. Gassiot, Alex G.Gassiot, Attny. In Fact 4050 Bitter Creek Ct. Reno, NV 89509	444,858.23
Alfred Gassiot PO Box 29 Vinton, CA	432,697.22
R Michael Runnels 29080 Fruitvale Ln. Valley Center, CA 92082	515,000.27
10th Planet Partners Limited 8601 N. Starling Ln. Phoenix, AZ 85028	286,435.15
Roberts Enterprises, Inc. PO Box 669 Maricopa, AZ 85239	220,225.11
Hyper-rock Enterprises, LP 6349 E. Redbird Rd. Scottsdale, AZ 85262	386,424.20

Tedson Company, LTD 348 E. Olive Ave. #F Burbank, CA 91502	140,000.07
John T. Mills 2213 Midvale Terrace Henderson, NV 89074	108,802.06
David J. Barish, IRA 14505 NE Richard Ln. Newberg, OR 97132	108,584.06
David J. Barish 14505 NE Richard Ln. Newberg, OR 97132	72,660.04
Robert Atwell 100 E. San Marcos Blvd. San Marcos, CA. 92069	100,000.05
TOTAL	99,485,595	51.71

Except as indicated above, all of the persons and entities above named are believed to have sole voting and investment power with respect to the common shares beneficially owned by them, where applicable.

Who is entitled to receive notice of these actions by the holders of a majority of voting stock?

Every person or entity who owned common stock in MediaMax as of May 10, 2006 is entitled to receive a copy of this information statement. This date is called the Record Date.

Will the Company hold an annual general meeting during the year 2006?

The Company does plan to hold an annual general meeting during 2006.

By: /s/ Wade P. Carrigan
  Wade P. Carrigan
  Director